CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 19 to File No. 333-123998) of CRM Mutual Fund Trust of our report dated August 23, 2013, included in the 2013 Annual Report to shareholders.

/S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

October 22, 2013